As filed with the Securities and Exchange Commission on July 21, 2021.
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________________________

GAMCO Investors, Inc.
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	13-4007862 (I.R.S. Employer Identification No.)
________________________________________________________________

191 MASON STREET
GREENWICH, CT 06830

ONE CORPORATE CENTER
RYE, NEW YORK 10580
(203) 629-2726
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
___________________________________________________

Peter Goldstein
GAMCO Investors, Inc.
One Corporate Center
Rye, New York 10580
(914) 921-3700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Elizabeth Gonzalez-Sussman, Esq.
Kenneth A. Schlesinger, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
(212) 451-2300
___________________________________________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ◻
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ◻
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ◻	Accelerated filer ⌧
Non-accelerated filer ◻	Smaller reporting company ⌧
Emerging growth company ◻
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ◻
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered(2)(3)(4)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Senior or Subordinated Debt Securities	—	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—	—
Class A Common Stock, par value $0.001 per share	—	—	—	—
Stock Purchase Contracts	—	—	—	—
Stock Purchase Units
Warrants	—	—	—	—
Rights	—	—	—	—
Total Offering	—	—	$500,000,000	$0(5)

(1)	The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)
Includes an indeterminate number of securities that may be offered or sold by affiliates in market making transactions. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Class A common stock that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of Class A common stock.

(3)	The amount is not specified as to each class of securities to be registered pursuant to Form S-3 General Instruction II.D.
(4)
The Registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $500,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

(5)
Pursuant to Rule 457(p) under the Securities Act, the securities registered pursuant to this Registration Statement include $500,000,000 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-224032 filed by the Registrant on March 29, 2018 and declared effective on April 23, 2018 (the “Prior Registration Statement”), all of which remain unsold as of the date of filing of this Registration Statement. The Registrant previously paid $62,250 in connection with the Prior Registration Statement, which took into account an offset of $39,660 of filing fees under Rule 457(p) under the Securities Act, based on an earlier registration statement on Form S-3 (Registration Statement No. 333-203352) filed by the Registrant on April 10, 2015 and declared effective on May 4, 2015 that covered $500,000,000 of Unsold Securities.  The registration fee previously paid by the Registrant with respect to $500,000,000 of Unsold Securities will continue to apply to such Unsold Securities registered hereunder in accordance with Rule 457(p) under the Securities Act.

____________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 21, 2021
PROSPECTUS
GAMCO INVESTORS, INC.
$500,000,000

DEBT SECURITIES
PREFERRED STOCK
CLASS A COMMON STOCK
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS
WARRANTS
RIGHTS

From time to time, we may offer, issue and sell, together or separately:
•	debt securities (which may be senior or subordinated),
•	preferred stock,
•	Class A common stock,
•	stock purchase contracts,
•	stock purchase units,
•	warrants, and
•	rights,
having an aggregate initial public offering price not to exceed $500 million, or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. We may offer these securities on terms and at prices to be determined at the time of sale.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus, any prospectus supplement and the risk factors incorporated by reference herein or included in any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or other offering materials.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our Class A common stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “GBL.” If we decide to seek a listing of any debt securities or preferred stock offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.
Investing in GAMCO Investors, Inc.’s securities involves a high degree of risk, including the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC made, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as discussed on page 1 of this prospectus.
Neither the SEC, any state securities commission, or any other governmental or regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is __________________, 2021

ABOUT THIS PROSPECTUS
Unless otherwise stated or the context otherwise requires, references in this prospectus to “GAMCO,” “we,” “our,” or “us” refer to GAMCO Investors, Inc. and its direct and indirect subsidiaries, while references to “GAMCO Investors, Inc.” refer only to the holding company on an unconsolidated basis.
This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. Under the shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $500 million, or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
You should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.
RISK FACTORS
You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated by reference herein, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Our disclosure and analysis in this prospectus, any applicable prospectus supplement or other offering materials and documents that are incorporated by reference contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.

Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that may cause our actual results to differ from our expectations include risks associated with the duration and scope of the ongoing coronavirus pandemic resulting in volatile market conditions, a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to any more specific discussions of risk contained in “Risk Factors” in any applicable prospectus supplement or other offering materials or in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated by reference herein.
We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.
SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before purchasing our securities. You should read in their entirety this prospectus, any accompanying prospectus supplement and any other offering materials, together with the additional information described under the section entitled “Where You Can Find More Information.”
Our Company
GAMCO (New York Stock Exchange (“NYSE”): GBL), a company incorporated under the laws of Delaware, is known for its research-driven approach to equity investing. GAMCO conducts its investment advisory business principally through two subsidiaries: Gabelli Funds, LLC (24 open-end funds, one société d’investissement à capital variable, 16 closed-end funds, and actively managed non-transparent Exchange Traded Funds (“ETFs”)) and GAMCO Asset Management Inc. (approximately 1,500 institutional and private wealth separate accounts, principally in the U.S.). GAMCO serves a broad client base including institutions, intermediaries, offshore investors, private wealth, and direct retail investors. The distribution of mutual funds and ETFs is conducted through G.distributors, LLC, the Company’s broker-dealer subsidiary.
GAMCO offers a wide range of solutions for clients across Value and Growth Equity, ESG, Convertibles, sector-focused strategies including Gold and Utilities, Merger Arbitrage, and Fixed Income. In 1977, GAMCO started its well known All Cap Value strategy, Gabelli Value, and in 1986 entered the mutual fund business.
As of March 31, 2021, we had $33.4 billion of assets under management (“AUM”).
In December 2019, a novel strain of coronavirus (“COVID-19”) surfaced in China and has since spread quickly to numerous countries, including the U.S. On March 11, 2020, COVID-19 was identified as a global pandemic by the World Health Organization. In response to its spread, governmental authorities imposed restrictions on travel and congregation and the temporary closure of many non-essential businesses in affected jurisdictions, including, beginning in March 2020, in the U.S. As world leaders focused on the unprecedented human and economic challenges of COVID-19, global equity markets plunged as the coronavirus pandemic spread. In March 2020, the unfolding events led to the worst month for stocks since 2008 and the worst first quarter since 1937. In the remainder of 2020 and continuing into the first quarter of 2021, as a result of unprecedented fiscal and monetary stimulus and the fast tracking of potential COVID-19 vaccines, some of which have been approved and have begun to be distributed, the markets have rebounded strongly. The pandemic and resulting economic dislocations have had adverse consequences on our AUM, resulting in decreased revenues, partially offset by decreased variable operating and compensation expenses. As a result of this pandemic, many of our employees (“teammates”) are working remotely. However, there has been no material impact of remote work arrangements on our operations, including our financial reporting systems, internal control over financial reporting, and disclosure controls and procedures, and there has been no material challenge in implementing our business continuity plan.

GAMCO Investors, Inc. is a holding company incorporated in April 1998 in advance of our initial public offering in February 1999.
Our executive offices are located at 191 Mason Street, Greenwich, CT 06830 and One Corporate Center, Rye, NY 10580. Our telephone number is (203) 629-2726.  We also maintain a website at http://www.gabelli.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. These purposes may include, but are not limited to, working capital, including the expansion of our business through new investment product offerings, enhanced distribution and marketing of existing investment products and strategic acquisitions as opportunities arise.
If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement or other offering materials related to that offering.
DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of debt securities, Class A common stock, preferred stock, stock purchase contracts, stock purchase units, warrants and rights that GAMCO Investors, Inc. may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and any prospectus supplement contain the material terms of the securities being offered.
DESCRIPTION OF DEBT SECURITIES
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that GAMCO Investors, Inc. may issue from time to time. Debt securities offered by this prospectus will be either senior debt securities or subordinated debt securities. Senior debt securities will be issued under a “Senior Indenture” to be entered into later and subordinated debt securities will be issued under a “Subordinated Indenture” to be entered into later. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”
The form of Senior Indenture and the form of the Subordinated Indenture are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and debt securities, including the definitions therein of certain terms.
General
Debt securities will be direct unsecured obligations of GAMCO Investors, Inc. Senior debt securities will rank equally with all of GAMCO Investors, Inc.’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of GAMCO Investors, Inc.’s present and future senior indebtedness.
Because GAMCO Investors, Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent GAMCO Investors, Inc. may be recognized as a creditor of that subsidiary. Accordingly, GAMCO Investors, Inc.’s obligations under debt securities will be structurally subordinated to all existing and future indebtedness and liabilities of its subsidiaries, and holders of debt securities should look only to GAMCO Investors, Inc.’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that GAMCO Investors, Inc. may issue and provide that GAMCO Investors, Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. GAMCO Investors, Inc. may issue additional debt securities of a particular series without the consent of the holders of debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt, except as described under “Restrictive Covenants” herein.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;
•	any limit on the aggregate principal amount of such debt securities;
•	the price or prices at which GAMCO Investors, Inc. will sell such debt securities;
•	the maturity date or dates of such debt securities;
•	the rate or rates of interest, if any, which may be fixed or variable, at which such debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•
whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which GAMCO Investors, Inc. will pay interest on such debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•	whether the debt securities will be secured or unsecured;
•	the place or places where the principal of (and premium, if any) and interest on such debt securities will be payable;
•
if GAMCO Investors, Inc. possesses the option to do so, the periods within which and the prices at which GAMCO Investors, Inc. may redeem such debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•
GAMCO Investors, Inc.’s obligation, if any, to redeem, repay or purchase such debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which GAMCO Investors, Inc. will redeem, repay or purchase such debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which such debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•
the portion, or methods of determining the portion, of the principal amount of such debt securities which GAMCO Investors, Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which GAMCO Investors, Inc. will pay the principal of (and premium, if any) or interest, if any, on such debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of such debt securities upon the occurrence of specified events;
•
any deletions from, modifications of or additions to the Events of Default or GAMCO Investors, Inc.’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indentures relating to defeasance and covenant defeasance (which terms are described below) to such debt securities;
•	whether the subordination provisions summarized below or different subordination provisions will apply to such debt securities;
•	the terms, if any, upon which the holders may convert or exchange such debt securities into or for GAMCO Investors, Inc.’s common stock, preferred stock or other securities or property;
•	whether any of such debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable because of an Event of Default;
•	the depositary for global or certificated debt securities;
•	any special tax implications of such debt securities;
•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to such debt securities; and
•	any other terms of such debt securities.
Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.
Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of GAMCO Investors, Inc.’s Senior Indebtedness, to the extent and in the manner set forth in the Subordinated Indenture.
Under the Subordinated Indenture, “Senior Indebtedness” means all obligations of GAMCO Investors, Inc. in respect of any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:
•	the principal of (and premium, if any) and interest due on indebtedness of GAMCO Investors, Inc. for borrowed money;
•	all obligations guaranteed by GAMCO Investors, Inc. for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;
•
all obligations guaranteed by GAMCO Investors, Inc. evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

•	any obligations of GAMCO Investors, Inc. as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;
•	all obligations of GAMCO Investors, Inc. for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;
•
all obligations of GAMCO Investors, Inc. in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which GAMCO Investors, Inc. is responsible or liable as obligor, guarantor or otherwise; and
•
all obligations of the types referred to above of other persons secured by any lien on any property or asset of GAMCO Investors, Inc. (whether or not such obligation is assumed by GAMCO Investors, Inc.).

Senior Indebtedness does not include:
•	indebtedness or monetary obligations to trade creditors created or assumed by GAMCO Investors, Inc. in the ordinary course of business in connection with the obtaining of materials or services;
•	indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and
•
any indebtedness of GAMCO Investors, Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with GAMCO Investors, Inc. that is a financing vehicle of GAMCO Investors, Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by GAMCO Investors, Inc.) unless otherwise expressly provided in the terms of any such indebtedness.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
Unless otherwise noted in the accompanying prospectus supplement, if GAMCO Investors, Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, GAMCO Investors, Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.
In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on senior debt securities before the holders of subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.
If any of the following events occurs, GAMCO Investors, Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:
•	any dissolution or winding-up or liquidation or reorganization of GAMCO Investors, Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;
•	any general assignment by GAMCO Investors, Inc. for the benefit of creditors; or
•	any other marshaling of GAMCO Investors, Inc.’s assets or liabilities.
In such event, any payment or distribution under subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of such subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.
The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.
If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.
Restrictive Covenants
Unless an accompanying prospectus supplement states otherwise, the following restrictive covenant shall apply to each series of senior debt securities:

Limitation on Liens. So long as any senior debt securities are outstanding, neither GAMCO Investors, Inc. nor any of its subsidiaries will create, assume, incur or guarantee any indebtedness for money borrowed which is secured by any pledge of, lien on or security interest in any capital stock of its Designated Subsidiaries, other than specified types of permitted liens.
However, this restriction will not apply if all debt securities then outstanding and, at our option, any other senior indebtedness ranking equally with such debt securities, are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.
This limitation shall not apply to debt secured by a pledge of, lien on or security interest in any shares of stock of any subsidiary at the time it becomes a Designated Subsidiary, including any renewals or extensions of such secured debt. “Designated Subsidiary” means any subsidiary of GAMCO Investors, Inc., the consolidated net worth of which represents at least 10% of the consolidated net worth of GAMCO Investors, Inc.
The Subordinated Indenture does not contain a similar limitation on liens.
Consolidation, Merger, Sale of Assets and Other Transactions
GAMCO Investors, Inc. may not (i) merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other person other than a direct or indirect wholly-owned subsidiary of GAMCO Investors, Inc., and (ii) no person may merge with or into or consolidate with GAMCO Investors, Inc. or, except for any direct or indirect wholly-owned subsidiary of GAMCO Investors, Inc., sell, assign, transfer, lease or convey all or substantially all of its properties and assets to GAMCO Investors, Inc. unless:
•
GAMCO Investors, Inc. is the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than GAMCO Investors, Inc., has expressly assumed by supplemental indenture all the obligations of GAMCO Investors, Inc. under such debt securities, the Indentures and any guarantees of preferred securities or common securities issued by certain trusts;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and
•	GAMCO Investors, Inc. delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.
Events of Default, Notice and Waiver
Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:
•	GAMCO Investors, Inc.’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;
•
GAMCO Investors, Inc.’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	GAMCO Investors, Inc.’s failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 90 days after it receives notice of such failure;
•
certain defaults with respect to GAMCO Investors, Inc.’s debt (other than such debt securities or non-recourse debt) in any aggregate principal amount in excess of $25,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

•	certain events of bankruptcy, insolvency or reorganization of GAMCO Investors, Inc.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.
Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.
Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof. Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.
The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.
The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to debt securities of such series.
No holder of a debt security of any series may institute any action against GAMCO Investors, Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request.
GAMCO Investors, Inc. is required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, GAMCO Investors, Inc. may discharge or defease its obligations under each Indenture as set forth below.
GAMCO Investors, Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.
If indicated in the applicable prospectus supplement, GAMCO Investors, Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, GAMCO Investors, Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, GAMCO Investors, Inc. shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. GAMCO Investors, Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.
Modification and Waiver
Under the Indentures, GAMCO Investors, Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. GAMCO Investors, Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:
•
extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;
•	change the currency in which any debt security or any premium or interest is payable;
•	impair the right to institute suit for any payment on or with respect to any debt security;

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or
•	modify any of the above provisions.
If subordinated debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.
The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indentures which is affected by the modification or amendment to waive GAMCO Investors, Inc.’s compliance with certain covenants contained in the Indentures.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as GAMCO Investors, Inc. may designate for such purpose from time to time.
Notwithstanding the foregoing, at GAMCO Investors, Inc.’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by GAMCO Investors, Inc. and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by GAMCO Investors, Inc. for debt securities of a particular series will be named in the applicable prospectus supplement. GAMCO Investors, Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that GAMCO Investors, Inc. will be required to maintain a paying agent in each place of payment for debt securities of a particular series.
All moneys paid by GAMCO Investors, Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to GAMCO Investors, Inc. upon request, and the holder of such debt security thereafter may look only to GAMCO Investors, Inc. for payment thereof.
Denominations, Registrations and Transfer
Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies GAMCO Investors, Inc. that it is unwilling or unable to continue serving as the depositary for the relevant global securities; or
•	DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or
•	GAMCO Investors, Inc. determines, in its sole discretion, that the global security shall be exchangeable.
If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by GAMCO Investors, Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Governing Law
The Senior Indenture, the Subordinated Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.
Relationship with the Trustees
Unless the applicable prospectus supplement states otherwise, the trustee under the Senior Indenture is, and the trustee under the Subordinated Indenture will be, The Bank of New York Mellon. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for GAMCO Investors, Inc.’s Class A common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at GAMCO Investors, Inc.’s option. These provisions may allow or require the number of shares of GAMCO Investors, Inc.’s Class A common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
DESCRIPTION OF THE GAMCO CAPITAL STOCK
The authorized capital stock of GAMCO consists of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock, and 10,000,000 shares of preferred stock. No preferred stock of GAMCO (the “preferred stock”) is outstanding as of the date of this prospectus. Of the 100,000,000 shares of Class A common stock authorized, 8,179,432 shares were outstanding as of June 30, 2021, and 7,500,000 shares have been reserved for issuance pursuant to certain employee benefits plans. Of the 25,000,000 shares of Class B common stock authorized, 19,024,117 shares were outstanding as of June 30, 2021. The following is a summary description of all material terms and provisions relating to GAMCO’s capital stock, the Amended and Restated Certificate of Incorporation of GAMCO (the “GAMCO Certificate of Incorporation”) and the Amended and Restated Bylaws of GAMCO (the “GAMCO Bylaws”), but is qualified by reference to the GAMCO Certificate of Incorporation and GAMCO Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part and the Delaware General Corporation Law, or “DGCL.” See “Where You Can Find More Information.”

Description of Common Stock
Voting Rights. The holders of Class A common stock and Class B common stock have identical voting rights except that:
(i)	holders of Class A common stock are entitled to one vote per share while holders of Class B common stock are entitled to ten votes per share on all matters to be voted on by stockholders; and
(ii)	holders of Class A common stock are not eligible to vote on matters relating exclusively to Class B common stock and vice versa.
Holders of shares of Class A common stock and Class B common stock are not entitled to cumulate their votes in the election of directors to the Board of Directors of GAMCO. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes that are entitled to be cast by the holders of all shares of Class A common stock and Class B common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding preferred stock, amendments to the GAMCO Certificate of Incorporation generally must be approved by a majority of the combined voting power of all Class A common stock and Class B common stock voting together as a single class. Amendments to the GAMCO Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class A common stock or the Class B common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class.
Dividends. Holders of Class A common stock and Class B common stock will receive an equal amount per share in any dividend declared by the Board of Directors of GAMCO, subject to any preferential rights of any outstanding preferred stock. Dividends consisting of shares of Class A common stock and Class B common stock may be paid only as follows:
(i)	shares of Class A common stock may be paid only to holders of Class A common stock and shares of Class B common stock may be paid only to holders of Class B common stock; and
(ii)	shares will be paid proportionally with respect to each outstanding share of Class A common stock and Class B common stock.
Other Rights. On liquidation, dissolution or winding up of GAMCO, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock, regardless of class, are entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.
In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Class A common stock or the holders of Class B common stock as a class, the holders of Class A common stock and the holders of Class B common stock will receive the same consideration on a per share basis; except that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of Class B common stock may receive, on a per share basis, voting securities with up to ten times the number of votes per share as those voting securities to be received by the holders of Class A common stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with up to ten times the number of votes per share as those voting securities issuable upon exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holders of Class A common stock). Accordingly, except with respect to voting rights, the holders of Class B common stock will not receive greater value than the holders of Class A common stock in an extraordinary corporate transaction involving GAMCO.

Description of Preferred Stock
As of the date of this prospectus, no shares of preferred stock are outstanding. The Board of Directors of GAMCO may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation,
(i)	the designation of the series;
(ii)
the number of shares of the series, which number the Board of Directors of GAMCO may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

(iii)	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;
(iv)
the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

(v)	the redemption rights and price or prices, if any, for shares of the series;
(vi)	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
(vii)	the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of GAMCO;
(viii)
whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of GAMCO or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)	the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series;
(x)
the right of such shares to the benefit of conditions and restrictions upon the creation of indebtedness of GAMCO or any subsidiary, upon the issue of any additional shares and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by GAMCO or any subsidiary of any outstanding shares of GAMCO;

(xi)	the restrictions on transfers of such shares; and
(xii)	other relative, participating, optional or other special rights, qualifications, limitations or restrictions of such shares.
The authorized shares of preferred stock will be available for issuance without further action by GAMCO’s stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which GAMCO’s securities may be listed or traded. The NYSE currently requires stockholder approval as a prerequisite to listing shares in several circumstances, including, in certain circumstances, where the issuance of shares could result in an increase in the number of shares of common stock outstanding, or in the amount of voting securities outstanding, of at least 20%.

Although the Board of Directors of GAMCO has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors of GAMCO will make any determination to issue such shares based on its judgment as to the best interests of GAMCO and its stockholders. The Board of Directors of GAMCO, in so acting, could issue preferred stock having terms that could discourage a potential acquirer from making, without first negotiating with the Board of Directors of GAMCO, an acquisition attempt through which such acquirer may be able to change the composition of the Board of Directors of GAMCO, including a tender offer or other transaction that some, or a majority, of GAMCO’s stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.
Business Combination Statute
In the GAMCO Certificate of Incorporation, GAMCO has elected not to be governed by Section 203 of the DGCL. Section 203 of the DGCL generally provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person is an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person became an interested stockholder, unless one of the following exceptions applies: (1) prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Certificate of Incorporation and Bylaw Provisions
The summary set forth below describes certain provisions of the GAMCO Certificate of Incorporation and GAMCO Bylaws. The summary is qualified in its entirety by reference to the provisions of the GAMCO Certificate of Incorporation and GAMCO Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.
Certain of the provisions of the GAMCO Certificate of Incorporation or the GAMCO Bylaws discussed below may have the effect, either alone or in combination with the provisions of the DGCL discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by the Board of Directors of GAMCO but that a GAMCO stockholder might consider to be in such stockholder’s best interest. Those provisions include a prohibition against GAMCO stockholders calling a special meeting of stockholders if Mario J. Gabelli and certain persons associated with him do not beneficially own a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors of GAMCO (“Voting Stock”).
Number of Directors; Removal; Filling Vacancies. The GAMCO Bylaws provide that, subject to any rights of holders of preferred stock to elect directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by directors constituting a majority of the total number of directors that GAMCO would have if there were no vacancies on the Board of Directors of GAMCO (the “Whole Board”), with the Whole Board consisting of not more than twelve nor less than three directors. The GAMCO Certificate of Incorporation and GAMCO Bylaws also provide that, subject to any rights of holders of preferred stock or any other series or class of stock, and unless the Board of Directors of GAMCO otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Accordingly, absent an amendment to the GAMCO Bylaws, the Board of Directors of GAMCO could prevent any GAMCO stockholder from enlarging the Board of Directors of GAMCO and filling the new directorships with such stockholder’s own nominees.

Subject to the rights of holders of GAMCO preferred stock to elect and remove directors under specified circumstances, any or all of the directors may be removed, with or without cause, at any time by the holders of a majority of the Voting Stock.
Nomination of Directors. The GAMCO Bylaws contain advance notice procedures with regard to GAMCO stockholder proposals related to the nomination of candidates for election as directors.
These procedures provide that notice of GAMCO stockholder proposals related to stockholder nominations for the election of directors must be received by GAMCO’s Secretary, in the case of an annual meeting, not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Stockholder nominations for the election of directors at a special meeting where directors will be elected must be received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
A stockholder’s notice to GAMCO’s Secretary must be in proper written form and must set forth certain information related to each person whom the stockholder proposes to nominate for election as a director and certain information related to the stockholder giving the notice.
Advance Notice Requirements for Other Stockholder Proposals at Annual Meeting of Stockholders. The GAMCO Bylaws contain advance notice procedures with regard to stockholder proposals not related to nominations at annual meetings. These notice procedures mirror the notice requirements for stockholder proposals related to director nominations for annual meetings discussed above insofar as they relate to the timing of receipt of notice by GAMCO’s Secretary and require the stockholder’s notice to set forth certain information related to each matter that the stockholder proposes to bring before the annual meeting.
Special Meetings. The GAMCO Bylaws provide that, subject to the rights of holders of any series of GAMCO preferred stock to elect additional directors under specified circumstances and the rights of stockholders to call a special meeting to elect a sufficient number of directors to conduct the business of GAMCO under specified circumstances, special meetings of stockholders can be called only by the Board of Directors of GAMCO pursuant to a resolution adopted by a majority of the Whole Board or the Chairman of the Board of Directors of GAMCO, except that prior to the Trigger Date (as defined below), special meetings can also be called at the request of the holders of a majority of the voting power of the then outstanding Voting Stock. The “Trigger Date” is the date on which Mario J. Gabelli beneficially owns less than a majority of the voting power of all the then outstanding Voting Stock. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting given by GAMCO.
The provisions of the GAMCO Bylaws permitting special meetings to be called only by the Chairman of the Board of Directors of GAMCO or at the request of a majority of the Whole Board may have the effect, after the Trigger Date, of delaying consideration of a stockholder proposal until the next annual meeting. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the Chairman of the Board of Directors of GAMCO or a majority of the Whole Board by calling a special meeting of stockholders prior to the time such parties believe such consideration to be appropriate.
Liability of Directors; Indemnification. The GAMCO Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of GAMCO shall be liable to GAMCO or its stockholders for monetary damages for the breach of fiduciary duty in such capacity. Under the DGCL, such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (unlawful payments of dividends or unlawful stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

As a result of this provision, GAMCO and its stockholders may be unable to obtain monetary damages from a director for breach of that director’s duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.
The GAMCO Bylaws provide that GAMCO will indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director or officer of GAMCO or is or was serving at the request of GAMCO as a director or officer of another corporation, partnership or other enterprise. The GAMCO Bylaws provide that indemnification will be from and against expenses, judgments, fines and amounts paid in settlement by the indemnitee. However, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of GAMCO, and with respect to a criminal action or proceeding, if the indemnitee had no reasonable cause to believe that his or her conduct was unlawful.
Listing. The Class A common stock is listed on the NYSE under the symbol “GBL.”
Transfer Agent and Registrar. The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.
DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS
GAMCO Investors, Inc. may issue Stock Purchase Contracts, including contracts obligating holders to purchase from or sell to GAMCO Investors, Inc. and obligating GAMCO Investors, Inc. to sell to or purchase from the holders of these contracts, a specified number of shares of Class A common stock or preferred stock at a future date or dates or at the option of GAMCO Investors, Inc. The consideration per share of Class A common stock or preferred stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase or to sell the Class A common stock or preferred stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require GAMCO Investors, Inc. to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contacts may require holders to secure their obligations thereunder in a specified manner.
The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.
DESCRIPTION OF WARRANTS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.
General
We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our preferred stock, debt, Class A common stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;
•	the price or prices at which the warrants will be issued and any terms for the adjustment of the price or prices;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and
•	the maximum or minimum number of warrants which may be exercised at any time.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities or number of shares of preferred stock or Class A common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.
DESCRIPTION OF RIGHTS
This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:
•	the title of the rights;
•	the date of determining the stockholders entitled to the rights distribution;
•	the title, aggregate number of shares of Class A common stock or preferred stock purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	the date, if any, on and after which the rights will be separately transferable;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;
•	through agents;
•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Class A common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Class A common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus; or

•
loan or pledge the Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.
We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the specific plan of distribution, which will include the following information:
•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	the terms of any arrangement entered into with any dealer or agent.
Sale Through Underwriters or Dealers
If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of Class A common stock offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to two business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
Direct Sales and Sales Through Agents
We may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our Class A common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities or preferred stock on any securities exchange or quotation system; any such listing with respect to any particular debt securities or preferred stock will be described in the applicable prospectus supplement or other offering materials, as the case may be.
In connection with any offering of Class A common stock, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Class A common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Class A common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Class A common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.
LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP. Certain other legal matters will also be passed upon for us by Olshan Frome Wolosky LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from GAMCO’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of GAMCO’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at http://www.sec.gov/ that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 6, 2021, as amended May 7, 2021;
•	our Current Reports on Form 8-K filed with the SEC on April 13, 2021, June 9, 2021 (2 filings), June 15, 2021, and July 20, 2021;
•	The description of our capital stock, which is contained in the registration statement on Form 8-A/A filed with the SEC on November 22, 2013.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. The SEC file number for each document incorporated by reference is 001-14761.
You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at GAMCO Investors, Inc., 191 Mason Street, Greenwich, CT 06830 or One Corporate Center, Rye, New York 10580 (telephone number (203) 629-2726). You can also find information about us at our Internet website at http://www.gabelli.com/. Information contained on our website does not constitute part of this prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the Class A common stock being registered hereby. With the exception of the SEC registration fee, all fees and expenses set forth below are estimates.
Amount Payable by the Registrant
SEC Registration Fee	$	*
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Registrar and Transfer Agent Fees and Expenses		**
Miscellaneous Expenses		**
Total	$	**
_______________
*
Pursuant to Rule 457(p) under the Securities Act, this registration statement includes $500,000,000 aggregate amount of Unsold Securities previously registered under the Registration Statement on Form S-3 (File No. 333-224032). The registration fee previously paid with respect to such Unsold Securities will continue to apply to such securities in accordance with Rule 457(p) under the Securities Act.

**
These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
GAMCO Investors, Inc.’s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of GAMCO will be personally liable to GAMCO or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the GAMCO or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (unlawful payments of dividends or unlawful stock repurchases or redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The Certificate of Incorporation provides further that, to the fullest extent permitted by law, GAMCO shall indemnify and hold harmless and advance expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of GAMCO or any predecessor of GAMCO, or serves or served at any other enterprise as a director or officer at the request of GAMCO, any predecessor to GAMCO or any subsidiary or affiliate of GAMCO.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.
GAMCO Investors Inc.’s Amended and Restated Bylaws provide that GAMCO shall indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director, officer, employee or agent of GAMCO or is or was serving at the request of GAMCO as a director or officer of another corporation, partnership or other enterprise, or as a trustee, fiduciary or administrator of any pension, profit sharing or other benefit plan for any of the Registrant’s employees, against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of GAMCO, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Item 16.	List of Exhibits.
Exhibit No.	Description of Exhibits
1.1	Form of Underwriting Agreement (to be filed on a subsequent Current Report on Form 8-K of GAMCO Investors, Inc., if applicable).
2.1
Agreement and Plan of Merger, dated October 14, 2013, between GAMCO Investors, Inc., a New York corporation and GAMCO Investors, Inc., a Delaware corporation. (incorporated by reference to Exhibit 2.1 to the Report on Form 8-K of GAMCO Investors, Inc. dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013).

2.2
Separation and Distribution Agreement, dated November 30, 2015, by and between GAMCO Investors, Inc. and Associated Capital Group, Inc. (incorporated by reference to Exhibit 2.1 to the Report on Form 8-K of GAMCO Investors, Inc. dated November 30, 2015 filed with the Securities and Exchange Commission on December 4, 2015).

3.1
Amended and Restated Certificate of Incorporation of GAMCO Investors, Inc. (incorporated by reference to Exhibit 3.1 to the Report on Form 8-K of GAMCO Investors, Inc. dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013).

3.2
Amendment to the Amended and Restated Certificate of Incorporation of GAMCO Investors, Inc. (incorporated by reference to Exhibit B of the Definitive Proxy Statement on Schedule 14A of GAMCO Investors, Inc. with respect to the 2020 Annual Meeting of the Shareholders filed with the Securities and Exchange Commission on April 29, 2020).

3.3
Amendment to the Amended and Restated Certificate of Incorporation of GAMCO Investors, Inc. (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A of GAMCO Investors, Inc. with respect to the Special Meeting of the Shareholders filed with the Securities and Exchange Commission on July 2, 2021).

3.4
Amended and Restated Bylaws of GAMCO Investors, Inc. (incorporated by reference to Exhibit 3.2 to the Report on Form 8-K of GAMCO Investors, Inc. dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013).

3.5
Amendment No. 1 to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Report on Form 8-K of GAMCO Investors, Inc. dated September 23, 2014 filed with the Securities and Exchange Commission on September 26, 2014).

3.6 4.1
Amendment No. 2 to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Report on Form 8-K dated February 20, 2020 filed with the Securities and Exchange Commission on February 21, 2020).
Form of Senior Indenture between GAMCO Investors, Inc. and The Bank of New York Mellon), as Trustee (the “Senior Indenture”) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-203352) filed with the Securities and Exchange Commission on April 30, 2015).

4.2
Form of Subordinated Indenture between the Registrant and The Bank of New York Mellon, as Trustee (the “Subordinated Indenture”) (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-203352) filed with the Securities and Exchange Commission on April 30, 2015).

4.3
Indenture, dated as of June 14, 2021, by and between GAMCO Investors, Inc. and Computershare Trust Company, N.A. as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 8-K dated June 14, 2021 filed with the Securities and Exchange Commission on June 15, 2021).

4.4
Form of 2-Year Puttable Subordinated Notes due 2023 (incorporated by reference to Exhibit 4.2 to the Company’s Report on Form 8-K dated June 14, 2021 filed with the Securities and Exchange Commission on June 15, 2021).

4.5	Certificate of Designations relating to preferred stock (to be filed on a subsequent Current Report on Form 8-K of GAMCO Investors, Inc., if applicable).
4.6	Purchase Contract Agreement setting forth Stock Purchase Contracts and/or Stock Purchase Units (to be filed on a subsequent Current Report on Form 8-K of GAMCO Investors, Inc., if applicable).
4.7	Warrant Agreement setting forth the terms of the Warrants (to be filed on a subsequent Current Report on Form 8-K of GAMCO Investors, Inc., if applicable).
4.8
Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Report on Form 8-K of GAMCO Investors, Inc. dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013).

5.1*	Opinion of Olshan Frome Wolosky LLP.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature pages hereto).
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, for the form of Senior Indenture referenced as Exhibit 4.1 above.
25.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, for the form of Subordinated Indenture referenced as Exhibit 4.2.
_______________
*	Filed herewith.

Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(1)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(3)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(1)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York on July 21, 2021.
GAMCO INVESTORS, INC.

By:	/s/ Kieran Caterina
Name:	Kieran Caterina
Title:	Chief Accounting Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Maximilian Caldwell, Kieran Caterina, and Peter Goldstein and each of them severally, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mario J. Gabelli	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	July 21, 2021
Mario J. Gabelli

/s/ Kieran Caterina	Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 21, 2021
Kieran Caterina

/s/ Edwin L. Artzt	Director	July 21, 2021
Edwin L. Artzt

/s/ Raymond C. Avansino, Jr.	Director	July 21, 2021
Raymond C. Avansino, Jr.

/s/ Leslie B. Daniels	Director	July 21, 2021
Leslie B. Daniels

/s/ Eugene R. McGrath	Director	July 21, 2021
Eugene R. McGrath

/s/ Robert S. Prather, Jr.	Director	July 21, 2021
Robert S. Prather, Jr.

SIGNATURE	TITLE	DATE

/s/ Elisa M. Wilson	Director	July 21, 2021
Elisa M. Wilson